         AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JUNE 12, 1996
                                                     Registration No. 333-
===============================================================================

                          SECURITIES AND EXCHANGE COMMISSION

                                Washington, D.C. 20549

                                  _________________

                                       FORM S-8
                                REGISTRATION STATEMENT

                                        UNDER

                              THE SECURITIES ACT OF 1933
                                  _________________

                                  BMC SOFTWARE, INC.
                (Exact name of registrant as specified in its charter)

           DELAWARE                                            74-21226120
(State or other jurisdiction of                              (I.R.S. Employer
 incorporation or organization)                             Identification No.)

                               2101 CITYWEST BOULEVARD
                              HOUSTON, TEXAS  77042-2827
             (Address of principal executive offices, including zip code)

                                 ____________________

                 BMC SOFTWARE, INC. 1996 EMPLOYEE STOCK PURCHASE PLAN
                              (Full title of the plans)

                                  M. BRINKLEY MORSE
                    VICE PRESIDENT, GENERAL COUNSEL AND SECRETARY
                               2101 CITYWEST BOULEVARD
                              HOUSTON, TEXAS  77042-2827
                       (Name and address of agent for service)

                                    (713) 918-8800
            (Telephone number, including area code, of agent for service)

                                       Copy to:

                                    John S. Watson
                                Vinson & Elkins L.L.P.
                                2300 First City Tower
                              Houston, Texas  77002-6760

                           CALCULATION OF REGISTRATION FEE

- -------------------------------------------------------------------------------------------------
         TITLE OF                            PROPOSED MAXIMUM  PROPOSED MAXIMUM
     SECURITIES TO BE          AMOUNT TO BE   OFFERING PRICE       AGGREGATE         AMOUNT OF
        REGISTERED              REGISTERED      PER SHARE*      OFFERING PRICE*  REGISTRATION FEE
- -------------------------------------------------------------------------------------------------
Common Stock, $.01 par value..250,000 shares     $62.50          $15,625,000         $5,388
- -------------------------------------------------------------------------------------------------

*Estimated, solely for purposes of calculating the registration fee.
                                  _________________

===============================================================================

                                       PART II
                 INFORMATION REQUIRED IN THIS REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

    The following documents, which have been filed with the Securities and Exchange Commission (the "Commission") by BMC Software, Inc., a Delaware corporation (the "Company"), are incorporated herein by reference and made a part hereof:

    (a)  Annual Report on Form 10-K for the year ended March 31, 1995; and

    (b) Quarterly Reports on Form 10-Q for the Quarters ended June 30, September 30 and December 31, 1995

    (c) The Description of the Company's Common Stock, no par value, included in the Company's Registration Statement on Form 8-A as filed with the Commission with respect to the Common Stock on August 25, 1988.

    All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the effective date of this Registration Statement, prior to the filing of a post-effective amendment to this Registration Statement indicating that all securities offered hereby have been sold or deregistering all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents. Any statement contained herein or in any document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed to constitute a part of this Registration Statement, except as so modified or superseded.

ITEM 4.  DESCRIPTION OF SECURITIES.

    Not Applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

    Not Applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

    Section 145 of the Delaware General Corporation Law, Article SEVENTH of the Company's Restated Certificate of Incorporation, Sections 1 and 2 of
Article VI of the Company's bylaws, as amended, and indemnification agreements entered into by the Company with its directors provide for the indemnification of officers, directors, employees and agents under certain circumstances.

    Set forth below is Article SEVENTH of the Company's Restated Certificate of Incorporation pertaining to indemnification of officers, directors, employees and agents and insurance:

         SEVENTH: A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for such liability as is expressly not subject to limitation under the General Corporation Law of the State of Delaware, as the same exists or may hereafter be amended to further limit or eliminate such liability. Moreover, the Corporation shall, to the fullest extent permitted by law, indemnify any and all officers and directors of the Corporation, and may, to the fullest extent permitted by law or to such lesser extent as is determined in the discretion of the Board of Directors, indemnify any and all other person whom it shall have power to indemnify, from and against all expenses, liabilities or other matters arising out of their status as such or their acts, omissions or services rendered in such capacities. The Corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another Corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability.

    Set forth below are Sections 1 and 2 of Article VI of the Company's bylaws, as amended:

         SECTION 1. RIGHT TO INDEMNIFICATION. Each person who was or is made a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a "proceeding"), by reason of the fact that he or she or a person of whom he or she is the legal representative, is or was or has agreed to become a director or officer of the Corporation or is or was serving or has agreed to serve at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action in an official capacity as a director or officer or in any other capacity while serving or having agreed to serve as a director or officer, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the Delaware General Corporation Law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than said law permitted the Corporation to provide prior to such amendment), against all expense, liability and loss (including, without limitation, attorneys' fees, judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by such person in connection therewith and such indemnification shall continue as to a person who has ceased to serve in the capacity which initially entitled such person to indemnify hereunder and shall inure to the benefit of his or her heirs, executors, and administrators; PROVIDED, HOWEVER, that the Corporation shall indemnify any such person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person only if such proceeding (or part thereof) was authorized by the board of directors of the Corporation. The right to indemnification conferred in this
    Article VI shall be a contract right and shall include the right to be paid by the Corporation the expenses incurred in defending any such proceeding in advance of its final disposition; PROVIDED, HOWEVER, that if the Delaware General Corporation Law requires, the payment of such expenses incurred by a current, former or proposed director or officer in his or her capacity as a director or officer or proposed director or officer (and not in any other capacity in which service was or is or has been agreed to be rendered by such person while a director or officer, including, without limitation, service to an employee benefit plan) in advance of the final disposition of a proceeding, shall be made only upon delivery to the Corporation of an undertaking, by or on behalf of such indemnified person, to repay all amounts so advanced if it shall ultimately be determined that such indemnified person is not entitled to be indemnified under this Section or otherwise.

         SECTION 2. INDEMNIFICATION OF EMPLOYEES AND AGENTS. The Corporation may, by action of its Board of Directors, provide indemnification to employees and agents of the Corporation, individually or as a group, with the same scope and effect as the indemnification of directors and officers provided for in this Article.

    In addition, the Company has entered into indemnification agreements with its directors, pursuant to which the Company has agreed to indemnify such directors in accordance with, and to the fullest extent permitted by, the Delaware General Corporation Law, against any and all expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred by the indemnitee in connection with any proceeding in which the indemnitee was or is made a party or was or is involved by reason of the fact that the indemnitee is or was a director.

    The Company has also purchased liability insurance policies covering directors and officers of the Company.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

    Not applicable.

ITEM 8.  EXHIBITS.

    Unless otherwise indicated below as being incorporated by reference to another filing of the Company with the Commission, each of the following exhibits is filed herewith:

         4.1 Restated Certificate of Incorporation of the Company, incorporated by reference to Exhibit 3.1 to the Company's Registration Statement on Form S-1 (Registration No. 33-22892) (the "S-1 Registration Statement").

         4.2  Bylaws of the Company; incorporated by reference to Exhibit
              3.2 to the S-1 Registration Statement.

         4.3 Specimen Stock Certificate for the Common Stock of the Company, incorporated by reference to Exhibit 4.1 to the S-1 Registration Statement.

         4.4 Rights Agreement dated as of May 8, 1995 between the Company and the Rights Agent named therein (filed with the Commission as Exhibit 1 to the Company's Current Report on Form 8-K dated May 2, 1995 and incorporated herein by reference)

         5.1  Opinion of Vinson & Elkins L.L.P.

        23.1  Consent of Arthur Andersen LLP

        23.2  Consent of Vinson & Elkins L.L.P. (included in Exhibit 5.1).

        24.1 Powers of Attorney (included on the signature page to this Registration Statement).

                                     UNDERTAKINGS

    The Company hereby undertakes:

    (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

         (a) To include any prospectus required by Section 10(a)(3) of the Securities Act;

         (b) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement;

         (c) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

PROVIDED, HOWEVER, that paragraphs (1)(a) and (1)(b) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

    (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

    (4) That, for the purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to
Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (5) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                      SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on the 4th day of June 1996.

                                  BMC SOFTWARE, INC.

                                  By:    /s/  Max P. Watson, Jr.
                                       ----------------------------------------
                                       Max P. Watson Jr.
                                       Chairman of the Board, President
                                        and Chief Executive Officer

    KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints M. Brinkley Morse and Max P. Watson Jr. or either of them, his true and lawful attorney-in-fact and agent, with full power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

    Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated below.


NAME                            TITLE                              DATE
- ----                            -----                              ----

  /s/  Max P. Watson, Jr.       Chairman of the Board, President
- -----------------------------   and Chief Executive Officer        June 4, 1996
Max P. Watson Jr.               (Principal Executive Officer and
                                Financial Officer)

  /s/  Kevin M. Klausmeyer      Principal Accounting Officer       June 4, 1996
- -----------------------------
Kevin M. Klausmeyer

  /s/  John W. Barter           Director                           June 4, 1996
- -----------------------------
John W. Barter

  /s/  B. Garland Cupp          Director                           June 4, 1996
- -----------------------------
B. Garland Cupp

  /s/  Meldon K. Gafner         Director                           June 4, 1996
- -----------------------------
Meldon K. Gafner

  /s/  L.W. Gray                Director                           June 4, 1996
- -----------------------------
L.W. Gray

  /s/  George F. Raymond        Director                           June 4, 1996
- -----------------------------
George F. Raymond

- -----------------------------
M. Brinkley Morse,
as Attorney-in-Fact

                                    EXHIBIT INDEX

EXHIBIT                                                                PAGE
- -------                                                                ----
      4.1 Restated Certificate of Incorporation of the Company, incorporated by reference to Exhibit 3.1 to the Company's Registration Statement on Form S-1 (Registration No. 33-22892)
          (the "S-1 Registration Statement").

      4.2 Bylaws of the Company; incorporated by reference to
          Exhibit 3.2 to the S-1 Registration Statement.

      4.3 Specimen Stock Certificate for the Common Stock of the
          Company, incorporated by reference to Exhibit 4.1 to the S-1 Registration Statement.

      4.4 Rights Agreement dated as of May 8, 1995 between the Company and the Rights Agent named therein (filed with the Commission as Exhibit 1 to the Company's Current Report on Form 8-K dated May 2, 1995 and incorporated herein by reference)

      5.1 Opinion of Vinson & Elkins L.L.P.

     23.1 Consent of Arthur Andersen LLP

     23.2 Consent of Vinson & Elkins L.L.P. (included in Exhibit
          5.1).

     24.1 Powers of Attorney (included on the signature page to this Registration Statement).

                                      I-i